UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

pennsylvania

(State or other jurisdiction of incorporation)

0-15536	23-2428543
(Commission file number)	(IRS employer ID)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (717) 747-1519

N/A

(Former name, address and fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 7.01 Regulation FD Disclosure

On January 14, 2021, Codorus Valley Bancorp, Inc. (the "Company") issued a press release announcing that the Company's Board of Directors approved a new treasury stock repurchase program. Under the newly approved stock repurchase program, the Company is authorized to repurchase up to $5 million in aggregate value of the Company's issued and outstanding shares at January 12, 2021. The Board of Directors' authorization provides that: (1) the new treasury stock repurchase program shall be effective when publicly announced and shall continue thereafter until the earlier of the date an aggregate of $5 million of common stock has been repurchased or January 31, 2022, or until suspended or terminated by the Board of Directors, in its sole discretion; and (2) all shares of common stock repurchased pursuant to the new program shall be held as treasury shares and be available for use and reissuance for purposes as and when determined by the Board of Directors including, without limitation, pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan and its equity compensation program.

A copy of the Company's press release announcing approval of the treasury stock repurchase program is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description

99.1	Press release dated January 14, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CODORUS VALLEY BANCORP, INC.

Date: January 14, 2021	By:	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

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